UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 9, 2006

INVITROGEN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-25317	33-0373077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Faraday Avenue, Carlsbad, CA	92008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (760) 603-7200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

Invitrogen Corporation (the “Company”) entered into a letter agreement effective on January 3, 2006, with John L. Miller, for Mr. Miller to serve as the Company’s Senior Vice President, Enabling Technologies. Under the Agreement, Mr. Miller will receive a base salary at the annualized rate of $350,000, and he is entitled to receive an annual bonus pursuant to the Company’s Incentive Compensation Plan. Mr. Miller is also entitled to receive a one time signing bonus of $220,000, refundable to the Company on a pro rata basis in the event of his voluntary termination or termination for cause during the first twelve months of employment. Mr. Miller received a grant of options to purchase 60,000 shares of the Company’s common stock, as well as a grant of 15,000 restricted stock units, each subject to certain vesting provisions. The Agreement also provides Mr. Miller with severance benefits in the event of his termination for certain reasons. In connection with his employment, Mr. Miller also entered into Change-in-Control and Indemnification Agreements with the Company, each of which is filed as an exhibit to this Report, as well as Incentive and Non-Statutory Stock Option Agreements and a Restricted Stock Unit Agreement, pursuant to forms previously filed with the Securities and Exchange Commission.

Invitrogen Corporation (the “Company”) entered into a letter agreement effective on January 3, 2006, with Jon Hindar, for Mr. Hindar to serve as the Company’s Senior Vice President, Division Head. Under the Agreement, Mr. Hindar will receive a base salary at the annualized rate of $380,000, and he is entitled to receive an annual bonus pursuant to the Company’s Incentive Compensation Plan. Mr. Hindar received a grant of options to purchase 12,500 shares of the Company’s common stock, as well as a grant of 3,000 restricted stock units, each subject to certain vesting provisions. The Agreement also provides Mr. Hindar with severance benefits in the event of his termination for certain reasons. The Company also agreed to make a monthly payment of up to $6,700 to Mr. Hindar for 2006 to help with the adjustment to the cost of living in the United States, and agreed to make additional payments to Mr. Hindar because he is subject to income tax in both the U.S. and Norway. In connection with his employment, Mr. Hindar also entered into Change-in-Control and Indemnification Agreements with the Company, each of which is filed as an exhibit to this Report, as well as Incentive and Non-Statutory Stock Option Agreements and a Restricted Stock Unit Agreement, pursuant to forms previously filed with the Securities and Exchange Commission.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

10.1	Change-in-Control Agreement by and between Invitrogen Corporation and John L. Miller, dated as of December 5, 2005.

10.2	Indemnification Agreement by and between Invitrogen Corporation and John L. Miller, dated as of December 5, 2005.

10.3	Change-in-Control Agreement by and between Invitrogen Corporation and Jon Hindar, dated as of January 3, 2006.

10.4	Indemnification Agreement by and between Invitrogen Corporation and Jon Hindar, dated as of January 3, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invitrogen Corporation (Registrant)

Date: January 9, 2006	/s/ John A. Cottingham
John A. Cottingham Sr. Vice President, General Counsel and Secretary

EXHIBITS

10.1	Change-in-Control Agreement by and between Invitrogen Corporation and John L. Miller, dated as of December 5, 2005.

10.2	Indemnification Agreement by and between Invitrogen Corporation and John L. Miller, dated as of December 5, 2005.

10.3	Change-in-Control Agreement by and between Invitrogen Corporation and Jon Hindar, dated as of January 3, 2006.

10.4	Indemnification Agreement by and between Invitrogen Corporation and Jon Hindar, dated as of January 3, 2006.